Exhibit 10.6

EMPLOYMENT AGREEMENT

Duly made and executed on this 15 day of March, 2005

This Employment Agreement (this “Agreement is entered by and between BiondVax Pharmaceuticals Ltd., with offices at 54 Bialik Ave.; Ramat Ha’Sharon, Israel P.O. Box 1802, Ramat Ha’Sharon 47117, Israel (the “Company”)

on the first part

and Tammy Ben-Yedidia, LD. No. 058620253, residing at 28 Hamagen ST. Mazkeret Batya, Israel (the “Employee”)

WHEREAS	the Company desires to employ the Employee pursuant to the terms and conditions set forth herein and the Employee desires to enter into such employment

NOW, THEREFORE, the parties hereto agree as follows:

1.	EMPLOYMENT

1.1.
The Employee’s employment shall commence on 27/3/2005, (the “Commencement Date”). The Employee shall be employed in the position of Director of R&D and Head of Laboratory, or any other position of the same nature, as shall be determined by the Company. The Employee undertakes to perform such duties and responsibilities as may be assigned to him/her by the Company from time to time. The Employee shall be subordinated to the CEO. Bearing in mind that the Employee is currently working at the Weizmann Institute (hereinafter: the “Weizmann Institute”) with Prof. Ruth Arnon and will be responsible, inter alia, for the smooth transition of know-how and data to the Company, the Employee shall be employed during a-transitional period of approximately 6 months (the “Transitional Period”) on a part time basis, equal to 60% (sixty percent) of a full position. Upon the end of the Transitional Period, the Employee’s employment will be increased to a full time position (100%) under the same terms and conditions as specified herein, subject to the necessary amendments resulting from a the fact that the Employee will be employed full time.

1.2.
The Employee undertakes to devote his/her full time, attention, skill, and effort exclusively to the performance of his/her duties in the Company and undertakes not to engage, whether as an employee or otherwise, in any business, commercial or professional activities, whether or not for compensation, during his/her employment, including after work hours, on weekends, or during vacation time, without the prior written consent of the Company, subject, however to the fact that the Employee shall continue to work with the Weizmann Institute during the Transitional Period and as long as the Employee shall so continue work with the Weizmann Institute. For the avoidance of any doubt, nothing contained herein shall derogate from the Employee’s undertakings as specified in Appendix B attached hereto.

	1.3.	This Agreement may be terminated by either party at any time by giving the other party hereto one hundred and twenty (120) days prior written notice of such termination (the “Notice Period”).

1.4.
Notwithstanding anything to the contrary in Section 1.3 above, the Company may immediately cease the Employee’s employment and may shorten all or part of the Notice Period, regardless of whether notice of termination was given by the Company or by the Employee, and in such event the Employee shall be entitled to receive such Salary, as provided in Section 1 of Appendix A attached hereto, as if the Employee were to continue to be employed by the Company for the duration of the Notice Period.

1.5.
Notwithstanding anything to the contrary herein, the Company may terminate the Employee’s employment for Cause without advance notice and without derogating from any remedy to which the Company may be entitled. A termination for “Cause” is a termination due to (i) the Employee’s embezzlement of funds of the Company; or (ii) the Employee’s material breach of the terms and conditions of this Agreement; or (iii) the Employee being involved in an act which constitutes a breach of trust between himself/herself and the Company or constitutes a severe breach of discipline; or (iv) the Employee’s conduct causing grave injury to the Company, monetarily or otherwise; or (v) the Employee’s inability to carry out his/her duties for a period exceeding one hundred and twenty (120) consecutive days, provided that the Employee’s resumption of his/her duties for a period of less than fifteen (15) consecutive days shall not be deemed to have broken the continuity of the aforementioned one hundred and twenty (120) days.

1.6.
The Employee shall have no right for a lien on any of the Company’s assets, equipment or any other material including car and cellular phone if applicable and including information or Confidential Information as defined in Exhibit B attached to this Agreement (hereinafter the “Company’s Equipment”) in his/her possession. The Employee shall return to the Company all of the Company’s Equipment in his/her possession no later than the day of termination of employee-employer relationship and prior to any vacation of more than 30 days (including vacation due to pregnancy or prior notice) or within 7 days after the Company’s first demand.

2.	SPECIAL AGREEMENT

It is agreed between the parties that this Agreement is a personal agreement, and that the position the Employee is to hold within the Company is a management position which requires a special measure of personal trust, as such terms are defined in the Working Hours and Rest Law 5711 - 1951, as amended (the “Law”). The provisions of any collective bargaining agreement which exist or shall exist do not, and will not, apply to the employment of the Employee, whether such agreement was signed among the government, the General Federation of Labor and Employers organizations, or any of such parties, or whether signed by others, in relation to the field or fields of the business of the Company or in relation to the position held by or the profession of the Employee. In light of this relationship of trust, the provisions of the Law, or any other law, which may apply, will not apply to the performance by the Employee of his/her duties hereunder. Thus, the Employee may be required, from time to time and according to the work load demanded of him/her, to work beyond the regular working hours and the Employee shall not be entitled to any further compensation other than as specified in this Agreement and the Appendixes hereto.

3.	COMPENSATION

In consideration for the performance of his/her duties, the Employee shall be entitled to the compensation set forth in Appendix A attached hereto.

4.	NON DISCLOSURE, COMPETITIVE ACTIVITY AND OWNERSHIP OF INVENTIONS

During the Transitional Period and as long as the Employee is employed with the Weizmann Institute, the Employee shall be bound by the Undertaking attached hereto as Appendix B1.

Thereafter, upon termination f the Employee shall be bound by the Non-Disclosure, Unfair Competition and Ownership of Inventions undertaking in favor of the Company and any subsidiary and parent company of the Company, attached hereto as Appendix B2.

5.	REPRESENTATIONS AND UNDERTAKINGS

The Employee represents and undertakes all of the following:

	5.1.	There are no other undertakings or agreements preventing him/her from committing himself/herself in accordance with this agreement and performing his/her obligations hereunder.

5.2.
To the best of his/her knowledge: (i) he/she is not currently, nor will he/she by entering into this Agreement be deemed to be, violating any rights of his/her former employer; and (ii) he/she is not currently, nor will he/she by entering into this Agreement be deemed to be, in breach of any of his/her obligations towards his/her former employer.

5.3.
He/she shall inform the Company, immediately upon becoming aware, of every matter in which he/she or his/her immediate family has a personal interest and which might give rise to a conflict of interest with his/her duties under the terms of his/her employment.

5.4.
In carrying out his/her duties under this agreement, the Employee shall not make any representations or give any guarantees on behalf of the Company, except as expressly and in advance authorized so to do.

	5.5.	The Employee acknowledges and agrees that from time to time he/she may be required by the Company to travel and stay abroad as part of his/her duties towards the Company.

5.6.
He/she shall not receive any payment and/or benefit from any third party, directly or indirectly in connection with his/her employment. In the event the Employee breaches this Sub-section, without derogating from any of the Company’s right by law or contract, such benefit or payment shall become the sole property of the Company and the Company may set-of such amount from any sums due to the Employee.

5.7.
Employee undertakes to use the Company’s Equipment and facilities only for the purpose of his/her employment. The employee acknowledges and agrees that the Company is entitled to conduct inspections within the Company’s offices and on the Company’s computers, including inspections of electronic mail transmissions, Internet usage and inspections of their content. For the avoidance of any doubt, it is hereby clarified that all examination’s finding shall be the Company’s sole property.

5.8.
In any event of the termination of this Agreement, the Employee shall cooperate with the Company and use his/her best efforts to assist with the integration into the Company’s organization of the person or persons who will assume the Employee’s responsibilities.

6.	GENERAL PROVISIONS

6.1.
This Agreement and all Appendixes attached hereto constitute the entire agreement between the parties hereto and supersedes all prior agreements, proposals, understandings and arrangements, if any, whether oral or written, between the parties hereto with respect to the subject matter hereof. Any amendment to this Agreement must be agreed to in writing by both parties.

6.2.
This Agreement shall be governed by and construed in accordance with the laws of the State of Israel and the sole and exclusive place of jurisdiction in any matter arising out of or in connection with this Agreement shall be the regional labor court in Tel-Aviv.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first stated above.

/s/ Ron Babecoff
BiondVax Pharmaceuticals Ltd.	Employee:

By: Ron Babecoff	Tammy Ben-Yedidia

Title: President & CEO	/s/ Tammy Ben-Yedidia

APPENDIX A

COMPENSATION

1.	Salary

The Employee shall be entitled to a gross monthly salary of NIS 21,600 (the “Salary”) for a full time position. During the Transitional Period, and unless specifically mentioned otherwise, the employee shall be entitled to 60% (sixty percent) of the payments on account of the Salary and the other benefits as provided for herein (hereinafter: the “Pro Rata Mechanism”). The Company will annually evaluate the performance of both the Employee and the Company and will determine, at the Company’s sole discretion, whether to increase the Employee’s Salary and, if so, in what amount.

Subject to the Pro Rata Mechanism, which will apply during the Transitional Period, it is further agreed that should the CEO’s salary be increased during the first two (2) years of the Employee’s employment, the Employee’s Salary shall also be increased pro rata to the increase of the CEO’s salary so that the Employee will be entitled to 80% of the CEO’s Salary.

2.	Insurance Policies

The Company shall insure the Employee under an accepted ‘Manager’s Insurance Scheme’ per the Employee’s choice provided that all insurance schemes will be administered by the Company’s insurance brokers (the “Managers Insurance”), as follows: (i) the Company shall pay an amount equal to 5% of the Employee’s Salary towards the Managers Insurance for the Employee’s benefit and shall deduct 5% from the Employee’s Salary and pay such amount towards the Managers Insurance for the Employee’s benefit (the various components of the Managers Insurance shall be fixed at the discretion of the Employee); (ii) the Company shall pay an amount equal to 8⅓% of the Employee’s Salary towards a fund for severance compensation; and (iii) the Company shall pay an amount of up to 2½% of the Employee’s Salary towards disability insurance..

3.	Keren Hishtalmut

The Company and the Employee shall open and maintain a ‘Keren Hishtalmut’ Fund per the Employee’s choice (the “Fund”). Subject to the maximum amount stated in Section 3(e) of the Income Tax Ordinance 1961 (the “Income Tax Ordinance”), the Company shall contribute to such Fund an amount equal to 7½% of each monthly Salary payment, and the Employee shall contribute to such Fund an amount equal to 2½% of each monthly Salary payment. The Employee hereby instructs the Company to transfer to such Fund the amount of the Employee’s contribution from each monthly Salary payment. For the avoidance of any doubt, in the event that the Employee shall accrue an aggregate total amount in the Fund exceeding the maximum total amount prescribed by the Income Tax Ordinance, such extra amount shall be deemed as revenue income..

4.	Funds Release

Upon the termination of this agreement by any of the parties, the Managers Insurance and the Fund (with regard to amounts contributed by the Company) shall be transferred to the Employee, except in circumstances of termination of employment for Cause (excluding paragraph (v) of Section 1.5 of the Agreement), in which case section 14 of the Severance Law and Minister General decree shall apply.

5.	Vacation and Sick Leave

Subject to the provisions of the Annual Vacation Law-1951 (the “Vacation Law”), the Employee shall be entitled to 22 vacation days (the “Vacation Days”), with respect to each twelve (12) months’ period of continuous employment with the Company. These Vacation Days include the number of paid vacation days to which the Employee is entitled in accordance with the Vacation Law (the “Vacation Law Days”). For the avoidance of doubt, half of the dates of the Employee’s vacation shall be determined by the Company, in its own discretion, in accordance with the Company’s needs, and to the extent possible, taking into consideration the Employee’s request. The Company shall be entitled to set uniform dates for vacation to all or part of its employees, with respect to all or any part of the vacation days, as it shall deem fit. During the Transitional Period, vacation days shall be accumulated in accordance with the Pro Rata Mechanism. The vacation days may be accumulated for up to 3 years.

The Employee shall be entitled to sick leave in accordance with the provisions of the Sick Pay Law-1976.

6.	Options

Subject to the sole discretion and determination of the Board of Directors (the “Board”) of the Company and/or the compensation and options committee of the Company and subject to the terms of any stock option plan and option agreement which shall be approved and adopted by the Company (and which shall include, inter alia, the exercise price of the options, the vesting periods and all the other terms and conditions with respect to the options) (the ‘Terms”), the Employee shall be granted 25,000 (twenty five thousand) (assuming a 1:1,000 stock split effected prior to the investment in the Company) of the Company’s Ordinary Shares (par value NIS 0.0000001 each) of the Company’s stock under the Company’s Option Plan) of which 5,000 (five thousand) options will be vested immediately upon approval of the Board and the remaining options to vested over a period of 3 (three) years, commencing upon commencement day, each such option entitling the Employee to purchase one (1) Ordinary Share of the Company (the “Options”), subject to any dilution. The Employee undertakes to take all actions and to sign all documents required, at the discretion of the Company, in order to give effect to and enforce the above terms and conditions. Any tax liability in connection with the Options (including with respect to the grant, exercise, sale of the Options or the shares receivable upon their exercise) shall be borne solely by the Employee.

It is acknowledged that the Company has filed an application for a grant from the NIH for a sum of $2,968,425 (two million nine hundred and sixty eight thousand four hundred and twenty five US Dollars) (the “NIH Grant”). In the event that a NIH Grant has been awarded, and paid to the Company, then the Employee shall be entitled to additional Options (the “Additional Option”) as follows:

Should the NIH Grant be awarded in a sum of up to $0.5 million (half a million Dollars), the Employee shall be entitled to 2,500 (two thousand five hundred) Options, subject to the Terms as aforesaid.

Should the NIH Grant be awarded in a sum of up to $1 million (one million Dollars), the Employee shall be entitled to 4,000 (four thousand) Options, subject to the Terms as aforesaid.

Should the NIH Grant be awarded in a sum of over $1 million (over one million Dollars), the Employee shall be entitled to 5,000 (five thousand) Options, subject to the Terms as aforesaid.

7.	Vehicle

For the purpose of his employment, the Company shall provide the Employee, with a vehicle of a make and size to be determined by the Company (the “Car”) (not to go below 1600 cc and make of 2003 of Registration Group # 2). The Company shall bear all the fixed and variable costs of the car, including licenses, insurance (including for additional driver) gas and repairs (“Car Expenses”) but the Company shall not bear costs of any tickets, traffic offense or fines of any kind. For the avoidance of any doubt, it is agreed that with regard to any tax obligations, the Employee shall not be entitled to any grossing up of the Car benefits.

The Employee shall: (i) take good care of the Car and ensure that the provisions and conditions of any policy of insurance relating thereto are observed (including the provisions with respect to the protection of the Car); and (ii) in the event that the Employee’s employment terminates for whatever reason, he/she will forthwith return the Car with the keys and all licenses and other documentation relating to the Car, to the Company. The Car shall he used in accordance with the Company’s policy as shall be in effect from time to time.

The Employee shall not have any lien right in the Car or in any document or property relating thereto.

8.	Business Expenses

The Company shall reimburse the Employee for necessary and customary business expenses incurred by the Employee, in accordance with Company policy as determined by the Company from time to time.

Subject to various budgetary and other considerations applied by the Company’s Board of Directors and/or the CEO, the employee will occasionally participate in relevant international conferences held abroad, with full coverage of expenses, in accordance with the Company’s then applicable policy for these matters. The above, shall not be deemed as a commitment on behalf of the Company and is stated merely for the sake of demonstrating the Company’s intentions.

9.	Cellular Phone Expenses

The Company shall provide The Employee with a cellular phone for business usage. The Company shall reimburse the Employee in the sum of up to NIS 500 per month. Any tax imposed on the Employee which relates to the use of a cellular phone and/or the reimbursement of expenses as aforesaid, shall be borne by the Employee.

10.	Taxes

The Company shall withhold or charge the Employee with all taxes and other compulsory payments as required under law in respect of, or resulting from, the compensation paid to or received by him/her and in respect of all the benefits that the Employee is or may be entitled to.

APPENDIX B1

This Undertaking (the “Undertaking”) is executed as of the ___ day of February 2005, by Dr. Tammy Ben Yedidia, I.D. No. 058620253, residing at 28 Hamagen ST. Mazkeret Batya, Israel (the “Undersigned”).

WHEREAS the Undersigned is to be employed in BiondVax Pharmaceuticals Ltd. (in this undertaking, the “Company”); and

WHEREAS the Company wishes to employ the Undersigned, subject to the Undersigned executing this Undertaking;

NOW, THEREFORE, the Undersigned undertakes as follows:

1.
     The Undersigned acknowledges and agrees that she will have access to confidential and proprietary information of the Company, including without limitation, patents, copyrights, trade secrets, processes, data and know-how, improvements, inventions, techniques, products technologies, research, technical or financial information of the Company, whether oral or in writing (collectively, the “Proprietary Information”). Proprietary Information shall not include any information or knowledge which: (a) in the possession of the Undersigned prior to the date hereof; (b) is or subsequently becomes part of the public domain through no fault of the Undersigned; (c) was developed by the undersigned independently without use of the Confidential Information; (d) is received by the undersigned from a third party who is not under a confidentiality obligation with respect to such information; or (e) is required by law to be disclosed, provided however that the Undersigned has provided prompt written notice thereof. The Undersigned shall comply with any applicable protective order or equivalent issued pursuant thereto.

2.	The Undersigned shall not disclose any Proprietary Information (as defined) obtained by the Undersigned, to any person or entity, without the prior written consent of the Company.

3.
     Subject to section 5 below, The Undersigned agrees that all Proprietary Information shall be the Company’s sole property and shall be returned by the Undersigned to the Company upon termination of the Undersigned’s employment or at any other time at the request of the Company.

4.
     Disclosure of All Inventions: The Undersigned undertakes that during the term of her engagement by the Company and for a period of twelve (12) months thereafter, the Undersigned will promptly disclose to the Company, or any persons designated by it, all information, improvements, inventions, formulae, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by the Undersigned, either alone or jointly with others, as a direct result of employment with the Company, (all such information, improvements, inventions, formulas, processes, techniques, know-how, and data are hereinafter referred to as the “Inventions”).

5.
     Rights in Company Inventions: It is acknowledged and accepted that any Inventions made or developed by the Undersigned in the performance of services for the Company during the term of the Undersigned’s employment with the Weizmann Institute shall vest exclusively with Yeda Research and Development Company Ltd. and shall be deemed, for all intents and purposes, to be. Licensed Information within the meaning of such term in the License Agreement between the Company and Yeda. Dated 31.7.2003 and any replacement thereto (the “License Agreement”) and shall be governed by the terms and conditions of the License Agreement and all amendments thereto subject to such consequential amendments to the said License Agreement as may be required such that the Inventions shall also be deemed to be Licensed Information as defined under the License Agreement.

6.
     The provisions of this Undertaking shall survive the termination of the Undersigned’s services or engagement by the Company for a period of 12 months thereafter. This Undertaking shall be governed by and construed in accordance with the laws of the State of Israel (excluding conflicts of law principles).

Signature:	/s/ Tammy Ben-Yedidia
Tammy Ben-Yedidia

/s/ Ron Babecoff
BiondVax Pharmaceuticals Ltd.

Name: Ron Babecoff

Title: President & CEO

		Date:	17/2/05

Confirmation

We, the undersigned, Yeda Research and Development Company Ltd. confirm that we have read the above Undertaking and that it is acceptable to us. However, we are not a party to the above Undertaking and do not accept any responsibility for or guarantee performance thereof by Dr. Tammy Ben Yedidia.

Notwithstanding the aforegoing, in the event that any Inventions (as defined in the above Undertaking) is made, developed, or discovered as provided in clause 5 of the above Undertaking we agree that the Licence (as defined in the License Agreement) granted to the Company by Yeda under the License Agreement shall apply to any use of such Inventions subject to such consequential amendments to the said License Agreement as may be required such that the Inventions shall also be deemed to be Licensed Information as defined under the License Agreement and all amendments thereto.

Yeda Research and Development Company Limited

APPENDIX B2

THIS UNDERTAKING (“Undertaking”) is entered into as of the day _____ of February, 2005, by Tammy Ben-Yedidia, ID No. 058620253, an individual residing at 28 Hamagen ST. Mazkeret Batya, Israel (the “Employee”).

WHEREAS	the Employee wishes to be employed by BiondVax Pharmaceuticals Ltd., an Israeli company (the “Company”); and

WHEREAS	the Company wishes to employ the Employee, subject to his/her executing this Undertaking in the Company’s favor.

WHEREAS	this Undertaking shall enter into effect upon the end of the Transitional Period as defined in the Employee’s Employment Agreement of even date.

NOW, THEREFORE, the Employee undertakes and warrants towards the Company and any subsidiary and parent company of the Company as follows:

1.	Confidential Information

1.1.
The Employee acknowledges that he/she will have access to confidential and proprietary information, including information concerning activities of the Company and any of its parent, subsidiary and affiliated companies, and that he/she will have access to technology regarding the product research and development, patents, copyrights, customers (including customer lists), marketing plans, strategies, forecasts, trade secrets, test results, formulae, processes, data, know-how, improvements, inventions, techniques and products (actual or planned) of the Company and any of its parent, subsidiary and affiliated companies. Such information in any form or media, whether documentary, written, oral or computer generated, shall be deemed to be and referred to herein as “Proprietary Information”.

1.2.
During the term of his/her employment or at any time after termination thereof for any reason, the Employee shall not disclose to any person or entity without the prior consent of the Company any Proprietary Information, whether oral or in writing or in any other form, obtained by the Employee while in the employ of the Company (including, but not limited to, the processes and technologies utilized and to be utilized in the Company’s business, the methods and results of the Company’s research, technical or financial information, employment terms and conditions of the Employee and other Company employees or any other information or data relating to the business of the Company or any information with respect to any of the Company’s customers).

1.3.
Proprietary Information shall be deemed to include any and all proprietary information disclosed by or on behalf of the Company irrespective of form, but excluding information that has become a part of the public domain not as a result of a breach of this Undertaking by the Employee.

1.4.
The Employee agrees that all memoranda, books, notes, records (contained on any media whatsoever), charts, formulae, specifications, lists and other documents made, compiled, received, held or used by the Employee while in the employ of the Company, concerning any phase of the Company’s business or its trade secrets (the “Materials”), shall be the Company’s sole property and all originals or copies thereof shall be delivered by the Employee to the Company upon termination of the Employee’s employment or at any earlier or other time at the request of the Company, without the Employee retaining any copies thereof.

2.	Unfair Competition and Solicitation

The Employee acknowledges that the provisions of this Undertaking are reasonable and necessary to legitimately protect the Company’s Proprietary Information, its property (including intellectual property) and its goodwill (the “Company’s Major Assets”). The Employee farther acknowledges that he/she has carefully reviewed the provisions of this Undertaking, he/she fully understands the consequences thereof and he/she has assessed the respective advantages and disadvantages to him/her of entering into this Undertaking.

In light of the above provisions, the Employee undertakes:

2.1.
That during the term of his/her employment in the Company and for a period of twelve (12) months thereafter, he/she shall not engage, establish, open or in any manner whatsoever become involved, directly or indirectly, either as an employee, owner, partner, agent, shareholder, director, consultant or otherwise, in any business, occupation, work or any other activity which is reasonably likely to involve or require the use of any of the Company’s Major Assets.

2.2.
That during the term of his/her employment in the Company and for twelve (12) months thereafter, not to induce any employee of the Company or of any of its, parent subsidiary or affiliated companies to terminate such employee’s employment therewith.

3.	Ownership of Inventions

The Employee will notify and disclose to the Company, or any persons designated by it, all information, improvements, inventions, formulae, processes, techniques, know-how and data, whether or not patentable, made or conceived or reduced to practice or learned by the Employee, either alone or jointly with others, during the Employee’s employment with the Company (including after hours, on weekends or during vacation time) (all such information, improvements, inventions, formulae, processes, techniques, know-how, and data are hereinafter referred to as the: “Inventions” or “Invention”) immediately upon discovery, receipt or invention as applicable. In the event that the Employee, for any reason, refrains from delivering the Invention upon grant of notice regarding the Invention, as described above, the Employee shall notify the Employer of the Invention and specify in such notice the date in which the Invention shall be delivered to the Company and the reason for delay in such delivery. The Invention shall be delivered as soon as possible thereinafter.

Delivery of the notice and the Invention shall be in writing, supplemented with a detailed description of the Invention and the relevant documentation. The Employee agrees that all the Inventions shall be the sole property of the Company and its assignees, and the Company and its assignees shall be the sole owner of all patents and other rights in connection with such Inventions. The Employee hereby assigns to the Company any rights the Employee may have or acquire in such Inventions. In order to avoid any doubt, it is hereby clarified that a lack of response from the Company with respect to the notice of me Invention or of its delivery, shall not be considered a waiver of ownership of the Invention, and in any event the Invention shall remain the sole property of the Company.

The Employee further agrees as to all such Inventions to assist the Company, or any persons designated by it, in every proper way to obtain and from time to time enforce such inventions in any way including by way of patents over such Inventions in any and all countries, and to that effect the Employee will execute all documents for use in applying for and obtaining patents over and enforcing such Inventions, as the Company may desire, together with any assignments of such Inventions to the Company or persons or entities designated by it.

The Employee shall not be entitled, with respect to all of the above, to any monetary consideration or any other consideration except as explicitly set forth in Appendix A hereto, or in any other written agreement or arrangement signed by the Company. With respect to all of the above any, oral understanding, communication or agreement not duly signed by the Company shall be void.

4.	General

4.1.
The Employee acknowledges that the provisions of this Undertaking serve as an integral part of the terms of his/her employment and reflect the reasonable requirements of the Company in order to protect its legitimate interests with respect to the subject matter hereof. If any provision of this Undertaking (including any sentence, clause or part thereof) shall be adjudicated to be invalid or unenforceable, such provision shall be deemed amended to delete therefrom the portion thus adjudicated to be invalid or unenforceable, such deletion to apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made. In addition, if any particular provision contained in this undertaking shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing the scope of such provision so that the provision is enforceable to the fullest extent compatible with applicable law.

4.2.
The provisions of this Undertaking shall continue and remain in full force and effect following the termination of the employment relationship between the Company and the Employee for whatever reason. This Undertaking shall not serve in any manner as to derogate from any of the Employee’s obligations and liabilities under any applicable law.

Tammy Ben-Yedidia
Name of Employee

/s/ Tammy Ben-Yedidia
Signature